Registration No. 333-

       SECURITIES AND EXCHANGE COMMISSION
              Washington, DC 20549

                    FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

             CTC COMMUNICATIONS GROUP, INC.
      AS SUCCESSOR TO CTC COMMUNICATIONS CORP.
(Exact name of registrant as specified in its charter)

Delaware                                     04-3469590
(State or other jurisdiction of            (IRS Employer
incorporation or organization)           Identification No.)

220 Bear Hill Rd., Waltham, Massachusetts         02451
(Address of principal executive offices)        (Zip Code)

    1999 Equity Incentive Plan for Non-Employee Directors
               1998 Incentive Plan
           1993 Stock Option Plan
             (Full title of Plans)

Robert J. Fabbricatore, Chief Executive Officer
           CTC Communications Group, Inc.
               220 Bear Hill Road
          Waltham, Massachusetts 02451
     (Name and address of agent for service)
                (781) 466-8080
(Telephone number, including area code, of agent for service)

                With a copy to:
             Leonard R. Glass, Esq.
    Law Offices of Leonard R. Glass, P.A.
              45 Central Avenue
             Tenafly, New Jersey 07670
                (201) 894-9300

         C A L C U L A T I O N   O F   R E G I S T R A T I O N   F E E
====================================================================================================
==
                                                     Proposed Maximum  Proposed Maximum    Amount of
Title of Securities              Amount to be        Offering Price    Aggregate
Registration
to be Registered(1)(5)           Registered(1)(5)    Per Share         Offering Price      Fee
----------------------           ----------------    ---------------- -----------------    ---------
----
-
1999 Equity Incentive Plan for
Non-Employee Directors
Common Stock, $.01 par value (2)     200,000 shares     $33.625        $ 6,725,000        $1,775
1998 Incentive Plan
Common Stock, $.01
par value (2)                        750,000 shares     $33.625        $25,218,750        $6,658
1993 Stock Option Plan
Common Stock, $.01
par value (outstanding options)(3)   762,044 shares     $ 7.19         $ 5,479,097        $1,447
Total                              1,712,044 shares                    $37,422,847        $9,880
===================================================================================================

(1) This Registration Statement also covers any additional shares that may hereafter become issuable as a result of the operation of the anti-dilution provisions of the CTC
Communications 1999 Equity Incentive Plan for Non-Employee Directors, the CTC Communications
1998 Incentive Plan and the CTC Communications 1993 Stock Option Plan.
(2) The Proposed Maximum Offering Price Per Share for the purpose of calculating the registration fee has been determined in accordance with Rule 457(c) and is based on the average of the high and low prices reported on the Nasdaq National Market on December 23,
1999.
(3) The Proposed Maximum Offering Price Per Share for the purpose of calculating the registration fee has been determined in accordance with Rule 457(h) and is based upon the weighted average exercise price per share of approximately $7.19 as to the 762,044 outstanding but unexercised options to purchase Common Stock under the 1993 Stock Option
Plan.
(5) Pursuant to Rule 429, the prospectus related to this registration statement also relates to (a) the registration statement on Form S-8 (No. 333-68767), which registered 1,500,000 shares of Common Stock to be issued upon the exercise of options to be granted under the 1998
Incentive Plan.  A filing fee of $2,929 was paid at the time of filing (December 11, 1996).

                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

      (A) CTC Communications Group, Inc.: The following documents as filed with the
Securities and Exchange Commission (the "Commission") by the Registrant are hereby incorporated by reference in this Registration Statement.

      (1) The description of Holding Company Common Stock, $.01 par value per share, included in the Registration Statement on Form S-4 [Reg. No. 333-84157] as filed with the Commission on August 2, 1999, including any amendment or report filed for the purposes of updating such description.

      (2)   Quarterly Report on Form 10-Q for the
            quarter ended September 30, 1999.

      (3)  Current Reports on Form 8-K (a) filed on October 1, 1999
           (b) filed on November 15, 1999 (c) filed on November 29, 1999 and (d) filed on December 17, 1999.

     (B) CTC Communications Corp.: The following documents as filed with the Securities and Exchange Commission (the "Commission") by CTC
Communications Corp., the predecessor registrant, are hereby incorporated by reference in this Registration Statement.

        (1) Annual Report on Form 10-K/A for the fiscal year ended March 31, 1999.

        (2) Quarterly Report on Form 10-Q for the quarter ended June 30, 1999.

        (3) Current Reports on Form 8-K (a) filed on
            April 22, 1999 (b) filed on April 27, 1999 (c) filed on May 5, 1999 (d) filed on May 14, 1999 (e) filed on
            July 9, 1999 (f) filed on July 19, 1999 (g) filed on August 10, 1999, (h) filed on August 26, 1999 (i) filed on September 7, 1999 (j) filed on September 29, 1999 and (k) filed on October 1, 1999.

     All documents subsequently filed by the Registrant or the Plans pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment hereto that indicates that all securities offered have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated herein by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.
     Not applicable.
Item 5. Interest of Named Experts and Counsel.
     The validity of the shares of Common Stock being registered hereunder has been passed upon for the Company by Law Offices of Leonard R. Glass, P.A. Leonard R. Glass, Esq., a member of the firm, is a stockholder of CTC Communications Group, Inc.
                           II-1

Item 6. Indemnification of Directors and Officers.

Article Sixth of the Restated Certificate of Incorporation of CTC Communications Group, Inc. (the "Registrant") provides with respect to the indemnification of directors and officers that the Registrant shall indemnify to the fullest extent permitted by Sections 102(b)(7) and 145 of the Delaware General Corporation Law, as amended from time to time, each person that such Sections grant the Registrant the power to indemnify. Article Seventh of the Certificate of Incorporation of the Registrant also provides that no director shall be liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director's duty of loyalty to the corporation or its stockholders,
(2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under Section 174 of the Delaware General Corporation Law or (4) a transaction from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the corporation's directors to the corporation or its stockholders to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law, as amended from time to time.

Article IV of the bylaws of the Registrant provides for the indemnification of directors and officers of the Registrant, as well as others serving at the Registrant's request in such capacity for another entity, against all expenses and liabilities reasonably incurred while serving in such capacity; except that no indemnification may be afforded in instances where the individual is adjudged not to have acted in good faith in the reasonable belief that such action was in the best interests of the Registrant.

Indemnification may be afforded in connection with the settlement of an action but only in accordance with a Board resolution and if the Registrant has received an opinion of counsel that such settlement is in the best interest of the Registrant and that such individual appears to have acted in good faith in the reasonable belief that his action was in the best interests of the Registrant.


Item 7. Exemption from Registration Claimed

     Not Applicable.

Item 8. Exhibits

     The Exhibits listed on the accompanying Index to Exhibits are filed as part hereof, or incorporated by reference into, this Registration Statement. (See Exhibit Index below).

9. Undertakings.

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)    To include any prospectus required by section
     10(a)(3) of the Securities Act of 1933.

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement (or the most recent post-effective amendment thereto).

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement.

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned issuer hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities and Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described in Item 6 of this Part II, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefor, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                          SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the registrant, CTC Communications Group, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on the 29th day of December, 1999.

                            CTC Communications Group, Inc.
                                 Registrant


                            By: /s/ Robert J. Fabbricatore
                            ------------------------------------
                            Robert J. Fabbricatore, Chairman of
                            the Board and Chief Executive Officer

                        POWER OF ATTORNEY

     Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Robert J. Fabbricatore and John D. Pittenger, jointly and severally, his attorneys-in-fact, each with full power of substitution, and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in fact, or his substitute or substitutes, may do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                            Title                      Date
--------------------------       ------------------           ---------
/s/ Robert J. Fabbricatore      Chairman of the Board       December 29, 1999
Robert J. Fabbricatore          and Chief Executive
                                Officer, Director

/s/ John D. Pittenger           Principal Financial and     December 29, 1999
John D. Pittenger               Accounting Officer

/s/ Richard J. Santagati
Richard J. Santagati            Director                    December 29, 1999

/s/ J. Richard Murphy
J. Richard Murphy               Director                    December 29, 1999

/s/ Henry Hermann
Henry Hermann                   Director                    December 28, 1999

/s/ Ralph C. Sillari
Ralph C. Sillari                Director                    December 28, 1999

Kevin J. Maroni                 Director                    December __, 1999

Robert A. Nicholson             Director                    December __, 1999

Carl Redfield                   Director                    December __, 1999

Katherine D. Courage            Director                    December __, 1999

/s/ Ralph S. Troupe
Ralph S. Troupe                 Director                    December 29, 1999

                          EXHIBIT INDEX

Exhibit No.                  Description
----------     -------------------------------------------------------------
4.1            CTC Communications Equity Incentive Plan for
               Non-Employee Directors.

4.2            CTC Communications 1998 Incentive Plan.

4.3            CTC Communications 1993 Stock Option Plan.**

5              Opinion of Law Offices of Leonard R. Glass, P.A.
               as to the legality of the shares being
               registered.

23.1           Consent of Law Offices of Leonard R. Glass, P.A.,
               (contained in Exhibit 5 hereto)

23.2           Consent of Ernst & Young LLP.

24.1           Power of Attorney (contained on page II-6 hereof).
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**  Incorporated by reference to an Exhibit filed as part of CTC
Communications Corp.'s Annual Report on Form 10-K for the Fiscal Year Ended March 31, 1997.